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                  [BROBECK PHLEGER & HARRISON LLP LETTERHEAD]

                                                                     Exhibit 8.2

                                                              SPEAR STREET TOWER
                                                                      ONE MARKET
                                                                   SAN FRANCISCO
TELEPHONE:  (415) 442-0900                                     CALIFORNIA  94105
FACSIMILE:  (415) 442-1010                                       www.brobeck.com


                                October 10, 2000

Cobalt Networks, Inc.
555 Ellis Street
Mountain View, CA 94043

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of September 18, 2000, between Sun Microsystems, Inc., a Delaware corporation ("Parent"), Azure Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Cobalt Networks, Inc., a Delaware corporation ("Target"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly owned subsidiary of Parent.

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

     1. The Agreement;

     2. The Registration Statement; and

     3. Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and


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 Cobalt Networks, Inc.                                          October 10, 2000
                                                                          Page 2

     B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences," insofar as they constitute statements of law or legal conclusions, are correct in all material respects.

     In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

     (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     (2) This opinion is based on the assumption that the Merger will be consummated in accordance with the terms of such Agreement (and without waiver or breach of any material provision thereof) and that all of the statements, representations and warranties upon which we have relied are true and accurate at all relevant times. In the event any one of such statements, representations or warranties upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.


                                          Very truly yours,

                                          BROBECK, PHLEGER & HARRISON LLP

                                          /s/ Brobeck, Phleger & Harrison LLP